Exhibit 8.1

PARTNERSHIP CONSTITUEE SELON LE DROIT DE L’OHIO, USA

AVOCATS AU BARREAU DE PARIS

2, RUE SAINT-FLORENTIN — 75001 PARIS

TELEPHONE: (0)1.56.59.39.39 — FACSIMILE: (0)1.56.59.39.38 — TOQUE J 001

WWW.JONESDAY.COM

March 17, 2014

Criteo S.A.

32 rue Blanche

75009 Paris

France

Re:  Registration Statement on Form F-1, as amended (No. 333-194347)

relating to 6,037,500 Ordinary Shares of Criteo S.A.

Ladies and Gentlemen:

We are acting as special French counsel for Criteo S.A. (the “Company”), a French société anonyme, in connection with the registration for sale by the Company of up to 525,000 ordinary shares (the “New Shares”) and by certain selling shareholders of the Company (the “Selling Shareholders”) of up to 5,512,500 ordinary shares (the “Existing Shares”), all of par value €0.025 per share and each represented by one American Depositary Share, as contemplated by the Registration Statement on Form F-1 (No. 333-194347) (the “Registration Statement”) to which this opinion has been filed as an exhibit. The New Shares will be issued and sold, and the Existing Shares will be sold, pursuant to the underwriting agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and Jefferies LLC, acting as the representatives of the several underwriters to be named in Schedule A to the Underwriting Agreement.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion, including, without limitation, the Registration Statement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed, without independent investigation or verification of any kind, that all parties other than the Company had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed, without independent investigation or verification of any kind, the due authorization by all requisite action, corporate or other, and the valid execution and delivery, by such parties of such documents and the validity and binding effect thereof on such parties.

Criteo S.A.

March 17, 2014

As to any facts material to this opinion which we did not independently establish or verify, we have relied on oral or written statements and representations of officers and other representatives of the Company. We have assumed that any draft of documents reviewed by us would have been executed in substantially the form reviewed by us. Our opinion is conditioned on the initial and continuing accuracy of all the facts, information, analyses, statements, representations and assumptions referred to herein.

Our opinion is based on the French Tax Code (Code général des impôts), administrative guidelines published by the French tax authorities including statements of practice (instructions) and rulings (rescrits), judicial decisions, and such other authorities as we have considered relevant, all as published 15 days before the date of this opinion and in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time, possibly with retroactive effect. A change in the authorities on which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the French tax authorities or, if challenged, by a court.

Based on the facts and assumptions, and subject to the limitations set forth herein and in the Registration Statement, it is the opinion of Jones Day that the statements contained under the caption “Material Income Tax Considerations” – “French Tax Consequences”, to the extent they describe French tax laws or legal conclusions with respect thereto, are accurate summaries of the matters described therein in all material respects and such statements constitute our opinion.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day